As filed with the Securities and Exchange Commission on July 7, 2006
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GUIDELINE, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2670985 (I.R.S. Employer Identification Number)

625 Avenue of the Americas
New York, New York 10011
(212) 645-4500
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Guideline, Inc. 1996 Stock Option Plan
Amended and Restated as of November 21, 2001

Guideline, Inc. 2003 Stock Incentive Plan
(Full title of the plan)

David Walke
Chief Executive Officer
Guideline, Inc.
625 Avenue of the Americas
New York, New York 10011
(212) 645-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY 10019-4896
(212) 541-6222
Attn: Robert L. Lawrence, Esq.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.0001 par value per share	1,250,000	$1.442	$1,802,500	$193

(1)
This Registration Statement covers 1,250,000 shares of common stock, $0.0001 par value per share, of Guideline, Inc. (the “Common Stock”) issued or issuable pursuant to the Guideline, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon (i) the average exercise price relating to approximately 48,750 outstanding options granted under the Plans for which the underlying shares of Common Stock have not previously been registered, which is $1.50 and (ii) with respect to 1,201,250 shares available for grant under the Plan or previously issued shares, a price of $1.44 (the average of the high and low price of the Registrant’s Common Stock as reported on the OTCBB on July 5, 2006).

(3)
An aggregate of $842.05 was paid with Registration Statements Nos. 333-22445, 333-68315, 333-43940 and 333-111081, relating to 1,500,000 shares of Common Stock issued or issuable under the 2003 Plan and 3,500,000 shares of Common Stock issued or issuable under the Guideline, Inc. 1996 Stock Option Plan (the “1996 Plan”) (the 1996 Plan and the 2003 Plan are collectively referred to herein as the “Plans”). These shares are being carried forward in a combined reoffer prospectus being filed herewith (to the extent that there are or may be control or restricted securities). See the Rule 429 note below.

As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this Registration Statement shall be deemed to be a combined resale prospectus which shall also relate to the registrant’s Registration Statement Nos. 333-22445, 333-68315, 333-43940 and 333-111081on Form S-8.

2

EXPLANATORY NOTE

The 1,250,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) of Guideline, Inc., a New York corporation (the “Company”), being registered pursuant to this Form S-8 are shares of Common Stock issued or issuable to participants under the Guideline, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). The Company previously registered (i) 1,500,000 shares of Common Stock under the 2003 Plan and (ii) 3,500,000 shares of Common Stock under the Guideline, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (the “1996 Plan”, and together with the 2003 Plan, the “Plans”), under several registration statements on Form S-8 (file nos. 333-22445, 333-68315, 333-43940 and 333-111180) (the “Prior Plan Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Prior Plan Registration Statements, except as otherwise set forth herein.

           This Registration Statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of Guideline, Inc. This Reoffer prospectus relates to (i) up to 2,750,000 shares of Common Stock that have been or may be issued to employees, officers, directors, consultants, independent contractors and advisors of the Company pursuant to the 2003 Plan (including 1,500,000 shares of Common Stock previously registered under the Prior Plan Registration Statements) and (ii) up to 3,500,000 shares of Common Stock (including 3,500,000 shares of Common Stock previously registered under the Prior Plan Registration Statements) that have been or may be issued to employees, officers, directors, consultants, independent contractors and advisors of the Company pursuant to the 1996 Plan. The 1996 Plan expired in January 2006 and no new awards will be made pursuant to the 1996 Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of Guideline, Inc. pursuant to the 2003 Plan. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission but will be delivered to all participants in the Plans pursuant to Securities Act Rule 428(b)(1).

3

REOFFER PROSPECTUS
GUIDELINE, INC.
6,250,000 SHARES OF COMMON STOCK
(par value $0.0001 per share)

This Prospectus may be used by certain persons (the “Selling Stockholders”) who may be deemed to be affiliates of Guideline, Inc., a New York corporation (the “Company” or the “Registrant”), to sell a maximum of 6,250,000 shares of our Common Stock (the “Common Stock”), $0.0001 par value per share (the “Shares”) which has been or will be purchased or acquired by the Selling Stockholders pursuant to the Guideline, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001(the “1996 Plan”) or the Guideline, Inc. 2003 Stock Incentive Plan (the “2003 Plan”, and together with the 1996 Plan, the “Plans”).

The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), may be sold under Rule 144 rather than pursuant to this Prospectus. See “Plan of Distribution.” We will receive none of the proceeds of this offering, although we will receive or have received cash upon the sale of stock to the Selling Stockholders under the Plans. See “Use of Proceeds.” All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by us.

See "Risk Factors" on page 5 hereof for a discussion of certain factors that should be carefully considered by prospective purchasers.

Our common stock is traded on the Over-The-Counter Bulletin Board, or OTCBB, under the symbol “GDLN.OB”. On July 3, 2006, the last reported sale price of our common stock on the OTCBB was $1.35 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 7, 2006.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward-looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

Before you invest in our common stock, you should be aware that the occurrence of the events described in the section captioned "Risk Factors" beginning on page 5 and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the SEC, could have a material adverse affect on our business, financial condition and results of operation.

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

THE COMPANY

GUIDELINE, INC. (formerly known as FIND/SVP, Inc.) and its wholly-owned subsidiaries (collectively, “Guideline” or the “Company” which may be also referred to in this prospectus as “we”, “us” or “our”) is a single-source provider of customized business research and analysis. Through our end-to-end continuum of On-Demand Business Research, Custom Market Research, Strategic Intelligence and Product Development Intelligence, our research analysts create integrated solutions that enable clients to make informed decisions to address their critical business needs. We specialize in nearly all major industries, including healthcare and pharmaceuticals, financial services, advertising and professional services, industrial, consumer and retail, food and beverage, media and entertainment and chemicals. In many cases, we function as our customers’ primary information and business intelligence resource on an outsourced basis, especially among the growing universe of companies that have downsized their internal research staffs and information resources. In other cases, we serve as a reliable supplemental resource to customers’ internal capabilities.

We were incorporated in the State of New York in 1969. In 1971, we became affiliated with SVP International S.A. ("SVP") through a currently existing licensing agreement which gives us the right to use the SVP name, provides us access to the resources of what are currently 11 additional SVP affiliated companies located around the world, and prohibits SVP or its affiliates from competing with us in the United States. On March 13, 2006, after obtaining shareholder approval, we changed our name from FIND/SVP, Inc. to Guideline, Inc. to better communicate our strategy of guiding customers through their strategic business research and consulting needs.

We sell research and consulting services to over 1,600 corporate customers annually, approximately 1,200 of which subscribe under recurring revenue contracts generally averaging twelve months in length. We currently perform over 40,000 individual research assignments annually for our customers.

We are organized into four business segments:

•
ON-DEMAND BUSINESS RESEARCH (formerly known as Quick Consulting Service or QCS) offers on-demand access to a dedicated research team that quickly provides the insights and knowledge customers need related to competitors, markets, technology and new opportunities. Customers pay a fixed monthly, quarterly, semi-annual or annual subscription fee for the right to access our in-house consulting staff on a continuous and as-needed basis to answer short custom research requests on virtually any business-related topic. This service enables customers to satisfy their day-to-day business information needs on an outsourced basis, which is generally more effective and less expensive than performing the work in-house.

•
STRATEGIC INTELLIGENCE (formerly known as Strategic Consulting and Research Group or SCRG) provides insightful primary intelligence, legally obtained from unpublished sources, industry experts, market watchers and market participants who know the companies you want to understand.

•
CUSTOM MARKET RESEARCH (formerly known as Quantitative Market Research) provides in-depth custom quantitative and qualitative research and analysis through advanced techniques including surveys, focus groups, in-depth interviewing and mystery shopping, both domestically and internationally.

•
PRODUCT DEVELOPMENT INTELLIGENCE (“PDI”) (formerly known as Teltech) provides analysis and expert advice in conceiving, developing and commercializing new products and processes in a wide range of industries, including chemicals, consumer products, healthcare and industrial.

Together, these four business segments enable us to perform both primary and secondary research, handle small, medium or large research assignments, provide a full range of ancillary outsourced business information services and offer wide industry coverage. We therefore believe that one of our unique and compelling value propositions is that we can serve as an efficient single source, end-to-end solutions provider of a significant portion of our customers’ business information needs.

The research resources we use to service our customers’ needs include our in-house staff of 137 full time researchers and consultants, access to approximately 1,500 computer databases and subscription-paid websites, 5,200 internal information files, 4,300 books and reference works, 800 periodicals and trade journals, and our internal database of over 500,000 previously completed research assignments. In addition, through our licensing agreement with SVP, we have access to approximately 1,000 additional SVP research personnel worldwide, and access to 9,935 outside consultants as part of our Expert Network.

Our corporate headquarters are located at 625 Avenue of the Americas, New York, New York, 10011, our phone number is (212) 645-4500 and our website is www.guideline.com. We make available free of charge through our web site, www.guideline.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the proxy statement for our annual meeting of stockholders, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

RISK FACTORS

You should carefully consider the risks described below that we believe to be the risks faced by us, as well as other information contained in this prospectus, before making a decision to buy our common stock. Investing in our common stock involves a high degree of risk. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Related to Our Operations

Our failure to maintain our client base or renewal rates for our subscription-based services could have a material adverse effect on our business and financial results.

We may not be successful in maintaining retainer and deposit account renewal rates or the size of our retainer and deposit account client base. Our ability to renew retainer and deposit accounts is subject to a number of risks, including the following:

•	We may be unsuccessful in delivering consistent, high quality and timely analysis and advice to our clients;

•	We may not be able to hire and retain a sufficient number of qualified professionals in a competitive job market;

•	We may be unsuccessful in understanding and anticipating market trends and the changing needs of our clients; and

•	We may not be able to deliver products and services of the quality and timeliness to withstand competition.

Our failure to consistently sell a sufficient number of new projects in our non-subscription based project businesses could have a material adverse effect on our business and financial results.

Our ability to replace completed engagements in our project businesses with new engagements is subject to a number of risks, including the following:

•	We may be unsuccessful in delivering consistent, high quality and timely research and consulting services to our clients;

•	We may not be able to hire and retain a sufficient number of qualified professionals in a competitive job market;

•	We may be unsuccessful in understanding and anticipating market trends and the changing needs of our clients; and

•	We may not be able to deliver research and consulting services of the quality and timeliness to withstand competition.

Our inability to timely respond to rapid changes in the market or the needs of our clients could have a material adverse effect on our future operating results.

Our success depends in part upon our ability to anticipate rapidly changing market trends and to adapt our products and services to meet the changing needs of our clients. Frequent and sometimes dramatic changes, including the following, characterize our industry:

•	Introduction of new products and obsolescence of others; and

•	Changing client demands concerning the marketing and delivery of our products and services.

This environment of rapid and continuous change presents significant challenges to our ability to provide our clients with current and timely analysis and advice on issues of importance to them.

Our senior credit facility contains various covenants which limit management’s discretion in the operation of our business, and our failure to comply with these covenants could have a material adverse effect on our business, results of operations and financial condition.

On March 31, 2005, we entered into a new senior secured credit facility pursuant to the Credit Agreement, dated as of March 31, 2005, between the Company and Fleet National Bank, a Bank of America company, as lender. Our senior credit facility establishes a commitment by the lender to provide us with up to $9,000,000 in the aggregate of loans and other financial accommodations consisting of a senior secured term loan facility in an aggregate principal amount of $4,500,000 and a senior secured revolving credit facility in an aggregate principal amount of up to $4,500,000. On April 1, 2005, the full amount of our term facility was drawn in a single drawing and applied, among other things, to consummate the acquisition of Atlantic Research & Consulting, Inc., consummate the acquisition of Signia Partners Incorporated, and pay transaction-related costs and expenses. Furthermore, as of December 31, 2005, $2,000,000 has been drawn and remains outstanding under our senior secured revolving credit facility.

Subject to permitted exceptions, our senior credit facility contains various provisions that restrict our ability to, among other things:

•	Incur additional indebtedness;

•	Pay dividends or distributions on, or redeem or repurchase, capital stock;

•	Make investments;

•	Engage in transactions with affiliates;

•	Incur liens;

•	Transfer or sell assets; and

•	Consolidate, merge or transfer all or substantially all of our assets.

In addition, our senior credit facility requires us to meet certain financial covenants. Any failure to comply with the terms of our senior credit facility may result in an event of default. Substantially all of our assets are pledged to secure our indebtedness under our senior credit facility. If we default on the financial or other covenants in our senior credit facility, our lenders could foreclose on their security interest in our assets, which would have a material adverse effect on our business, results of operations and financial condition. In addition, the lenders may be able to terminate any commitments with respect to future financing.

Failure to attract and retain qualified personnel could have a material adverse effect on our business and financial results.

We need to hire, train and retain a sufficient number of qualified employees to operate our business and support our growth. In particular, we need qualified consultants, project managers, researchers, relationship managers, sales and marketing professionals, and technology professionals. We experience competition in recruiting and retaining qualified employees. Our failure to attract and retain qualified personnel could have a material adverse effect on our business and financial results.

Our business may be adversely affected if we lose any key members of management.

We rely on various key management personnel in many areas of our business, and our success depends in part on our ability to motivate and retain such highly qualified management personnel. The loss of a sufficient number of management personnel could have a material adverse effect on the Company.

Our pricing related to our subscription and project business is subject to pressure from various market forces.

The existence of significant competition in all of our business lines, as well as the emergence of various lower cost information resources such as the internet and foreign research firms, may force us to reduce our prices in order to compete and maintain our market share. Such price reductions could have a material adverse effect on our business and results of operations.

We experience significant competition in each of our business lines.

Many of the companies with whom we compete are significantly larger than us, with substantially greater financial and operational resources. Such competitors may be able to provide competitive services less expensively or market them more effectively, or develop new products and services which are superior to our products and services. Our failure to compete successfully with such firms could have a material adverse effect on our business and operating results.

We must be able to manage organic growth and growth through acquisitions effectively.

We have grown, and our plan is to continue to grow, rapidly through prudent acquisitions. Growth places significant demands on our management, administrative, operational and financial resources. Our success in managing growth will require us to continue to improve our systems and to motivate and effectively manage an evolving workforce. Failure to successfully manage growth could have a material adverse effect on our business and operating results.

Future acquisitions or investments may not be successful, and may have a material adverse effect on our business and operating results.

We have made four acquisitions since April 1, 2003, and intend to make future acquisitions. There can be no guarantee that any future acquisitions will be successful due to factors such as difficulties negotiating the terms of the purchase, financing the purchase, or integrating and assimilating the employees, products and operations of the acquired business. Acquisitions may also disrupt our ongoing business and distract management. Furthermore, acquisitions may require that we expend significant sums of cash and other consideration which would then be unavailable for other business purposes, and which may require us to incur debt or issue equity.

Our operating results can vary significantly from quarter to quarter based on factors which are not always in our control.

Our operating results vary from quarter to quarter. We expect future operating results to fluctuate due to several factors, many of which are out of our control:

•	The disproportionately large portion of our subscription accounts that expire in the fourth quarter of each year, and the level and timing of the renewals of such subscription accounts;

•	The mix of subscription revenue versus project revenue;

•	The number, size and scope of the projects in which we are engaged, the degree of completion of such engagements, and our ability to complete such engagements;

•	The timing and amount of new business generated by us;

•	The timing of the development, introduction, and marketing of new products and services and modes of delivery;

•	The timing of hiring research and sales personnel;

•	The accuracy of estimates of resources required to complete ongoing project engagements;

•	Changes in the spending patterns of our clients;

•	Our accounts receivable collection experience; and

•	Competitive conditions in the industry.

Due to these factors, we believe period-to-period comparisons of results of operations are not necessarily meaningful and should not necessarily be relied upon as an indication of future results of operations.

Recently enacted and proposed regulatory changes will increase our costs.

Recently enacted and proposed changes in the laws and regulations affecting publicly-traded companies, including the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), will increase our expenses to comply with the new requirements. In particular, we expect to incur significant additional administrative expense as we implement Section 404 of the Sarbanes-Oxley Act, which requires management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting. Compliance with the Sarbanes-Oxley Act and other rules and regulations applicable to us could also result in continued diversion of management’s time and attention, which could prove to be disruptive to business operations. Further, we may lose or may experience difficulty in attracting qualified directors and officers.

There can be no assurance that we will timely complete the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Possible consequences of failure to complete such actions include sanction or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could harm our stock price and also have a material adverse effect on our cash flow and financial position.

Risks Related to our Stock

Our common stock has been delisted from the NASDAQ Stock Market and trades on the OTC Bulletin Board, which may negatively impact the trading activity and price of our common stock.

In April 2001, our common stock was delisted from the NASDAQ National Market as a result of our failure to comply with certain quantitative requirements for continued listing on NASDAQ. Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is generally considered less liquid and efficient than NASDAQ, and although trading in our stock was relatively thin and sporadic before the delisting, the liquidity of our common stock has declined and price volatility increased because smaller quantities of shares are bought and sold, transactions may be delayed and securities analysts’ and news media coverage of us has diminished. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Reduced liquidity may reduce the value of our common stock and our ability to use our equity as consideration for an acquisition or other corporate opportunity.

We do not expect to pay dividends on our common stock in the foreseeable future.

We do not intend to pay dividends on our common stock in the foreseeable future. In addition, our senior credit facility contains restrictive covenants that may restrict our ability to pay dividends to our shareholders. Pursuant to our credit facility, we can only declare and pay cash dividends solely out of 50% of our consolidated net income arising after December 31, 2005. Therefore, you should not purchase our common stock if you need or would like immediate or future income by way of dividends from your investment.

The sale of a substantial amount of our common stock, including shares issued upon exercise of outstanding warrants or conversion of our convertible preferred stock, could adversely affect the prevailing market price of our common stock.

The sale and issuance of a substantial amount of our common stock, including shares issued upon exercise of outstanding warrants or conversion of our convertible preferred stock, or the perception that such sales could occur could adversely affect the prevailing market price of our common stock.

The ability of our Board of Directors to issue additional preferred stock could delay or impede a change of control of our company and may adversely affect the price an acquirer is willing to pay for our common stock.

The Board of Directors has the authority to issue, without further action by the shareholders, up to an additional 1,667,000 shares of preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of, and the voting and other rights of, the holders of common stock. Additionally, the conversion of preferred stock into common stock may have a dilutive effect on the holders of common stock.

Our stock price has fluctuated and may continue to fluctuate widely.

The market price of our common stock has fluctuated substantially in the past. The market price of our common stock will continue to be subject to significant fluctuations in the future in response to a variety of factors, including:

•	the business environment, including the operating results and stock prices of companies in the industries we serve;

•	our liquidity needs and constraints;

•	changes in management and other personnel;

•	trading on the OTC Bulletin Board;

•	fluctuations in operating results;

•	future announcements concerning our business or that of our competitors or customers;

•	the introduction of new products or changes in product pricing policies by us or our competitors;

•	developments in the financial markets;

•	general conditions in the consulting industry; and

•	perceived dilution from stock issuances for acquisitions, our 2004 equity private placement financing and convertible preferred stock and other transactions.

      Furthermore, stock prices for many companies fluctuate widely for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions, terrorist or other military actions, or international currency fluctuations, as well as public perception of equity values of publicly-traded companies may adversely affect the market price of our common stock.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

USE OF PROCEEDS

All net proceeds from the disposition of the shares of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. However, certain of the shares of common stock being sold will be issued only upon the exercise of warrants held by the selling stockholders. Upon exercise of these warrants, we will receive the proceeds of the exercise prices of such warrants if they are exercised other than on a net exercise basis. To the extent we receive cash upon any exercise of the warrants, we intend to use that cash for general corporate purposes. See “Plan of Distribution”.

SELLING STOCKHOLDERS

This prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to the Plan. The Selling Stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire common stock under the Plan may be added to the Selling Stockholder list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. Non-affiliates who purchased restricted securities, as these terms are defined in rule 144(a) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of June 5, 2006, the number of shares of our common stock beneficially owned before and after the sale of the Shares, the maximum number of Shares to be sold and the percentage of the outstanding shares of our common stock owned after the sale of the Shares. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion of Shares in the table below does not constitute a commitment to sell any Shares.

Name of Seller	Relationships to the Company	Number of Shares Beneficially Owned (1)	Shares to be sold(2)	Number of Shares to be Beneficially Owned After the Offering	Percentage of Common Stock to be Beneficially Owned After the Offering(1)

David Walke (3)	Chief Executive Officer; Director	2,363,802	1,269,639	1,393,182	6.6%

Peter Stone (4)	Chief Financial Officer, Senior Vice President, Secretary and Treasurer	100,472	191,415	—	*

Marc Litvinoff (5)	President and Chief Operating Officer	218,734	406,203	20,000	*

Scott Gerard (6)	Controller	24,000	25,000	—	*

Andrew P. Garvin (7)	Director	678,832	15,000	670,499	3.3%

Regina Paolillo (8)	Director	25,833	42,500	—	*

Warren Struhl (9)	Director	224,583	75,000	156,250	*

Denise Shapiro (10)	Director	53,333	70,000	—	*

Brian Ruder (11)	Director	33,333	50,000	—	*

Martin E. Franklin (12)	Former Chairman and Former Director	2,000,292	846,111	1,154,181	5.6%

* Less than 1%

(1)
Based on 20,456,254 Shares of Common Stock outstanding as of June 5, 2006. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)
Represents the maximum number of Shares issued under the Plan that could be sold under this prospectus if the holder sold all of his or her Shares, exercised all of his or her options when vested and sold the underlying Shares. Does not constitute a commitment to sell any or all of the stated number of Shares. The number of Shares to be sold shall be determined from time to time by each Selling Stockholder in his or her discretion.

(3)
The amount of securities reported as beneficially owned includes warrants and options to purchase 211,111 and 390,000 shares, respectively, of Common Stock that are presently exercisable or exercisable within the next 60 days, and 19,509 shares of restricted Common Stock.

(4)
The amount of securities reported as beneficially owned includes options to purchase 95,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 5,472 shares of restricted Common Stock.

(5)
The amount of securities reported as beneficially owned includes options to purchase 30,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 18,734 shares of restricted Common Stock.

(6)	The amount of securities reported as beneficially owned includes options to purchase 24,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days.

(7)
The amount of securities reported as beneficially owned includes options to purchase 5,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 3,333 shares of restricted Common Stock.

(8)
The amount of securities reported as beneficially owned includes options to purchase 17,500 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 8,333 shares of restricted Common Stock.

(9)
The amount of securities reported as beneficially owned includes options to purchase 65,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 3,333 shares of restricted Common Stock.

(10)
The amount of securities reported as beneficially owned includes options to purchase 45,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 8,333 shares of restricted Common Stock.

(11)
The amount of securities reported as beneficially owned includes options to purchase 25,000 shares of Common Stock that are presently exercisable or exercisable within the next 60 days and 8,333 shares of restricted Common Stock.

(12)
The amount of securities reported as beneficially owned includes warrants and options to purchase 211,111 and 5,000 shares, respectively, of Common Stock that are presently exercisable or exercisable within the next 60 days.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our Common Stock. You should refer to our Certificate of Incorporation, as amended, and By-laws and the agreements described below for more detailed information.

We are authorized to issue 100,000,000 shares of Common Stock, par value $0.0001 per share. As of June 5, 2006, 20,456,254 shares of our Common Stock were issued and outstanding. The holders of our Common Stock have one vote per share. Holders of our Common Stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by our stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. Subject to preferences that may be applicable to the holders of any outstanding preferred stock, if any, each holder of our Common Stock is entitled to receive ratably the dividends, if any, as may be declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of any outstanding preferred stock. Pursuant to the New York Business Corporation Law, our Certificate of Incorporation, as amended, and our By-laws, in general, holders of our common stock have no preemptive, subscription, redemption or conversion rights.

The transfer agent and registrar for our Common Stock is Computershare Investor Services.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

VALIDITY OF COMMON STOCK

Certain legal matters in connection with the shares of common stock offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s adoption of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, in connection with the common stock to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. When a reference is made in this prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.

We also file annual, quarterly and special reports, proxy statements, and other information with the SEC. You may read and copy the registration statement or any other document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Exchange Act:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 30, 2006;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 15, 2006;

(c) The Company’s Preliminary Proxy Statement on Schedule 14A filed on January 20, 2006;

(d) The Company’s Definitive Proxy Statement on Schedule 14A filed on February 8, 2006;

(e) The Company’s Current Report on Form 8-K dated March 16, 2006, filed on March 16, 2006; and

(f) The Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2006.

All of such documents are on file with the Commission. In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We hereby undertake to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to our corporate secretary, c/o Guideline, Inc., 625 Avenue of the Americas, New York, New York 10011; telephone (212) 645-4500. We also make available free of charge through our web site, www.guideline.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the proxy statement for our annual meeting of stockholders, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

6,250,000 Shares

Guideline, Inc.

Common Stock

REOFFER PROSPECTUS

July 7 , 2006

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Guideline, Inc., a New York corporation (the “Company”), are incorporated by reference into the Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 30, 2006;

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed on May 15, 2006;

(c) The Company’s Preliminary Proxy Statement on Schedule 14A filed on January 20, 2006;

(d) The Company’s Definitive Proxy Statement on Schedule 14A filed on February 8, 2006;

(e) The Company’s Current Report on Form 8-K dated March 16, 2006, filed on March 16, 2006; and

(f) The Company’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2006.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 722 of the New York Business Corporation Law (“BCL”), a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding(other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his conduct was unlawful. In actions by or in the right of the corporation, a corporation may indemnify such person against amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in actions by or in the right of the corporation in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Under Section 723 of the BCL, a person who has been successful, on the merits or otherwise, in the defense of a criminal or civil action or proceeding of the character described in Section 722 of the BCL shall be entitled to indemnification as authorized in such section. The indemnification and advancement of expenses provided for or granted pursuant to Sections 722 - 726 are not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Our By-laws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, or criminal (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Our By-laws also provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought, or, if no action was brought, any court of competent jurisdiction, shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Our By-laws also provide that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the By-laws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 722 of the BCL.

The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company. The directors and officers of the Company are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by the Company.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Certain restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the Plans and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 8. EXHIBITS

Exhibit No.	Description of Exhibits

4.1	Guideline, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (filed as Exhibit A to the Registrant's Proxy Statement filed with the Commission on May 10, 2002).*

4.2	Guideline, Inc. 2003 Stock Incentive Plan (filed as Appendix B to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006). *

4.3	Amendment No. 1 to Guideline, Inc. 2003 Stock Incentive Plan (filed as Appendix C to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006). *

5.1	Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered. **

23.1	Consent of Independent Registered Public Accounting Firm. **

23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1). **

23.4	Power of Attorney (included in the signature pages of this registration statement). **

*	Incorporated by reference.
**	Filed herewith.

Item 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of July, 2006.

GUIDELINE, INC.

By:	/s/David Walke
Name: David Walke Title: Chief Executive Officer

By:	/s/ Peter Stone
Name: Peter Stone Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Guideline, Inc. hereby severally constitutes and appoints each of David Walke and Peter Stone as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ David Walke	Chief Executive Officer and	July 7, 2006
David Walke	Chairman of the Board Directors (Principal Executive Officer)

/s/ Peter Stone	Chief Financial Officer (Principal	July 7, 2006
Peter Stone	Financial and Accounting Officer)

/s/ Andrew P. Garvin	Director	July 7, 2006
Andrew P. Garvin

/s/ Regina Paolillo	Director	July 7, 2006
Regina Paolillo

/s/ Warren Struhl	Director	July 7, 2006
Warren Struhl

/s/ Denise Shapiro	Director	July 7, 2006
Denise Shapiro

/s/ Brian Ruder	Director	July 7, 2006
Brian Ruder

EXHIBIT INDEX

Item 8. EXHIBITS

Exhibit No.	Description of Exhibits

4.1	Guideline, Inc. 1996 Stock Option Plan Amended and Restated as of November 21, 2001 (filed as Exhibit A to the Registrant's Proxy Statement filed with the Commission on May 10, 2002).*

4.2	Guideline, Inc. 2003 Stock Incentive Plan (filed as Appendix B to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006). *

4.3	Amendment No. 1 to Guideline, Inc. 2003 Stock Incentive Plan (filed as Appendix C to the Registrant’s Proxy Statement filed with the Commission on April 28, 2006). *

5.1	Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered. **

23.1	Consent of Independent Registered Public Accounting Firm. **

23.2	Consent of Kane Kessler, P.C. (included in Exhibit 5.1). **

23.4	Power of Attorney (included in the signature pages of this registration statement). **

*	Incorporated by reference.
**	Filed herewith.